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                      Steven Madden Ltd. and Subsidiaries

            Schedule of Computation of Net Income per Common Share
                               December 31, 1996

         PRIMARY
         -------

Net income                                                   $1,058,673
Add 5% government securities interest, net
   of tax effect                                                365,080
                                                             ----------
     Net income used for primary per share amounts           $1,423,753
                                                             ==========

Average shares outstanding                                    7,689,848
Add - common equivalent shares, determined using
the "modified treasury stock method", representing shares
issuable upon exercise                                        2,434,703
Add - incremental effect of options and warrants prior
to exercise                                                      52,965

Weighted average number of shares used in calculation
of primary income per share                                  10,177,516
                                                             ==========
Primary net income per common share                               $0.14
                                                             ==========

         FULLY DILUTED
         -------------

Net income                                                   $1,058,673
Add 5% government securities interest, net
   of tax effect                                               $388,848
                                                             ----------
     Net income used for primary per share amounts           $1,447,521
                                                             ==========

Average shares outstanding                                    7,689,848
Add - common equivalent shares, determined using
the "modified treasury stock method", representing shares
issuable upon exercise                                        2,434,703
Add - incremental effect of options and warrants prior
to exercise                                                      52,965
                                                             ==========
Weighted average number of shares used in calculation
of primary income per share                                  10,177,516
                                                             ==========
Fully diluted net income per common share                         $0.14
                                                             ==========